UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2013

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd. - #243  Ocala, FL  34470
(Address of Principal Executive Offices)

(877) 513-6294
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On August 20, 2013, Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a Definitive Supply and Profit Sharing Agreement (the “Agreement”) by and between its Citrus Extracts, Inc. subsidiary and Uncle Matt’s Organic, Inc.  The Agreement provides that Uncle Matt’s will provide its organic citrus peel for use in the Company’s manufacturing processes, and the Company will provide finished proprietary organic citrus peel extract products to Uncle Matt's for remarketing. The effective date of the Agreement is August 20, 2013 and has an initial term of two (2) years. The parties to the Agreement also executed a non-disclosure agreement limiting the dissemination of certain confidential information of each.

Item 7.01        Regulation FD Disclosure

On September 9, 2013, Acacia issued a press release announcing the transaction.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acacia Diversified Holdings, Inc.

Date: September 25, 2013	By:	/s/ Steven L. Sample
Steven L. Sample
Chief Executive Officer